Exhibit 99

PRESS RELEASE

GE Reports Third Quarter 2008 Earnings of $4.5 billion;
Revenues of $47.2 billion, up 11%;
Infrastructure Orders of $23 billion, up 9%;
On Track to Earn ~$20 billion in 2008

3Q 2008 Earnings In Line with 9/25/08 Revised Guidance (Continuing Operations)

	9/25 Forecast	Actual
Earnings per share	$.43-$.48	$.45, (10%)
Industrial segment earnings (ex. C&I)	+10-15%	+12%
Financial services earnings	~$2.0 billion	$2.0 billion, (38%)
Infrastructure orders	+10%	+9%
Commercial paper	<$90 billion	$88 billion

✓	Board-approved plan to maintain dividend at $1.24 per share through 2009

Other Highlights (Continuing Operations)

▪	Industrial organic revenue growth of 10%; total organic revenue growth of 3%
▪	Global revenue growth of 14%; global industrial revenue growth of 20%
▪	Total orders backlog of $170 billion; equipment backlog up 19%; service backlog up 22%
▪	ROTC of 17%; Industrial CFOA growth of 5%
▪	Higher loss provisions of $0.5 billion

Fairfield, Conn., Oct. 10, 2008 – GE announced today third quarter 2008 earnings from continuing operations of $4.5 billion, or $.45 per share, down 12% and 10%, respectively, from third quarter 2007, driven primarily by a decrease in financial services earnings.  Third quarter revenues from continuing operations were $47.2 billion, up 11%.

GE Chairman and CEO Jeff Immelt said, “On September 25, we revised our third-quarter and full-year 2008 guidance to reflect the current volatile environment. Reported earnings are fully in line with guidance, and we have continued to take decisive steps to strengthen GE in a tough environment.

“Our infrastructure and media businesses continued to see signs of strength,” Immelt said.  “Energy Infrastructure led the quarter with a 31% increase in segment profit based on broad-based global demand and double-digit increases in orders and services.  NBC Universal grew segment profit 10%, its eighth straight quarter of growth.  Cable and films had a solid quarter, and the success of the

Beijing Olympics showed the value of the network model.  Technology Infrastructure grew segment profit 2%, with Aviation’s strong performance partially offset by a challenging quarter at Healthcare.

“Overall industrial growth should continue based on solid orders.  Infrastructure orders grew 9%, with 5% growth in equipment and 16% growth in service,” Immelt said.  “Our total orders backlog stands at $170 billion, up 20% from last year.  We are encouraged by our sustained orders growth in services, as these revenues are reliable with attractive margins even in a period of economic volatility.

“Our financial services business generated $2 billion of earnings, consistent with our revised expectations.  While GE Capital is not immune from the current environment, we continued to outperform our financial services peers.  We are improving our margins and focusing these businesses on the right products and markets.  GE Capital is on track to earn over $9 billion for the year,” Immelt said.

“In addition, GE has taken proactive steps to reduce leverage and improve liquidity, consistent with being one of six Triple-A-rated industrial companies in the U.S.  We have raised $15 billion of committed capital that makes the Company more secure in the short term, but could be used to play offense in the long term,” Immelt said.

Third Quarter 2008 Financial Highlights:

Earnings from continuing operations were $4.5 billion, down 12% from $5.1 billion in the third quarter of 2007. EPS from continuing operations was $.45, down 10% from last year.  Segment profit fell 11% in the quarter, as strong 31% growth at Energy Infrastructure was more than offset by a 33% decline at Capital Finance.

Including the effects of discontinued operations, third quarter net earnings were $4.3 billion ($.43 per share) in 2008 and $5.6 billion ($.54 per share) in the third quarter of 2007.

Revenues grew 11% to $47.2 billion.  GE Capital Services’ (GECS) revenues grew 2% over last year to $18.4 billion. Industrial sales were $28.9 billion, an increase of 17% from the third quarter of 2007.

Cash generated from GE operating activities in the first nine months of 2008 totaled $13.6 billion, down 18% from $16.7 billion last year, reflecting a $3.6 billion decrease in GECS’ dividends primarily due to a non-repeat $2.7 billion special dividend and a third quarter 2008 reduction in the GECS dividend rate to 10% of earnings.  The Company had solid Industrial cash flow from operating activities of $11.3 billion, an increase of 5%, for the first nine months of 2008.

“We are on track to meet our September 25 revised guidance for the full year, adjusted for dilution,” Immelt said.  “We have taken a number of steps to protect investors from the downside risk in financial services, and we have ways to mitigate potential disruptions in infrastructure and media markets, but the environment remains challenging.  We have big backlogs, great products, stable service revenue, strong operating discipline, an unmatched global position and multiple revenue streams. As a result, the Company is well positioned to perform in a very difficult environment, and our Board has approved our plan to sustain the GE dividend through 2009,” Immelt said.

GE will discuss preliminary third quarter 2008 results on a conference call and Webcast at 8:30 a.m. ET today.  Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

* * *

GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, and media content, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide.  For more information, visit the Company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest and exchange rates, commodity and equity prices and the value of financial assets: continued volatility and further deterioration of the capital markets; the commercial and consumer credit environment; the impact of regulation and regulatory, investigative and legal actions; strategic actions, including acquisitions and dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)
russell.wilkerson@ge.com

Investor Contact:
Trevor Schauenberg, 203.373.2468 (office)
trevor.schauenberg@ge.com

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE(a)			Financial Services (GECS)
Three months ended September 30	2008	2007	V %	2008	2007	V %	2008	2007	V %

Revenues
Sales of goods and services	$29,160	$24,655		$28,868	$24,690		$579	$277
Other income	544	384		659	464		–	–
GECS earnings from continuing
operations	–	–		2,010	3,219		–	–
GECS revenues from services	17,530	17,473		–	–		17,852	17,789
Total revenues	47,234	42,512	11%	31,537	28,373	11%	18,431	18,066	2%

Costs and expenses
Cost of sales, operating and administrative
expenses	32,679	28,462		25,479	22,017		7,579	6,930
Interest and other financial charges	6,955	6,070		525	473		6,723	5,780
Investment contracts, insurance losses
and insurance annuity benefits	787	849		–	–		839	889
Provision for losses on financing
receivables	1,641	1,190		–	–		1,641	1,190
Minority interest in net earnings of
consolidated affiliates	156	190		60	136		96	54
Total costs and expenses	42,218	36,761	15%	26,064	22,626	15%	16,878	14,843	14%

Earnings from continuing operations
before income taxes	5,016	5,751	(13)%	5,473	5,747	(5)%	1,553	3,223	(52)%
Provision for income taxes	(539)	(640)		(996)	(636)		457	(4)
Earnings from continuing operations	4,477	5,111	(12)%	4,477	5,111	(12)%	2,010	3,219	(38)%

Earnings (loss) from discontinued
operations, net of taxes	(165)	448		(165)	448		(170)	(1,352)

Net earnings	$4,312	$5,559	(22)%	$4,312	$5,559	(22)%	$1,840	$1,867	(1)%

Per-share amounts – earnings from
continuing operations
Diluted earnings per share	$0.45	$0.50	(10)%
Basic earnings per share	$0.45	$0.50	(10)%

Per-share amounts – net earnings
Diluted earnings per share	$0.43	$0.54	(20)%
Basic earnings per share	$0.43	$0.55	(22)%

Total average equivalent shares
Diluted shares	9,970	10,215	(2)%
Basic shares	9,953	10,177	(2)%

Dividends declared per share	$0.31	$0.28	11%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See note 1 to the 2007 consolidated financial statements at www.ge.com/annual07 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE(a)			Financial Services (GECS)
Nine months ended September 30	2008	2007	V %	2008	2007	V %	2008	2007	V %

Revenues
Sales of goods and services	$81,581	$70,219		$80,900	$70,647		$1,474	$337
Other income	1,693	2,319		1,984	2,550		–	–
GECS earnings from continuing
operations	–	–		7,240	9,042		–	–
GECS revenues from services	53,028	51,417		–	–		54,027	52,308
Total revenues	136,302	123,955	10%	90,124	82,239	10%	55,501	52,645	5%

Costs and expenses
Cost of sales, operating and administrative
expenses	92,176	81,345		71,168	62,729		22,126	19,733
Interest and other financial charges	20,103	17,279		1,681	1,428		19,242	16,478
Investment contracts, insurance losses
and insurance annuity benefits	2,412	2,601		–	–		2,557	2,744
Provision for losses on financing
receivables	4,453	3,132		–	–		4,453	3,132
Minority interest in net earnings of
consolidated affiliates	502	634		318	445		184	189
Total costs and expenses	119,646	104,991	14%	73,167	64,602	13%	48,562	42,276	15%

Earnings from continuing operations
before income taxes	16,656	18,964	(12)%	16,957	17,637	(4)%	6,939	10,369	(33)%
Provision for income taxes	(2,434)	(3,334)		(2,735)	(2,007)		301	(1,327)
Earnings from continuing operations	14,222	15,630	(9)%	14,222	15,630	(9)%	7,240	9,042	(20)%

Loss from discontinued operations,
net of taxes	(534)	(118)		(534)	(118)		(568)	(1,986)

Net earnings	$13,688	$15,512	(12)%	$13,688	$15,512	(12)%	$6,672	$7,056	(5)%

Per-share amounts – earnings from
continuing operations
Diluted earnings per share	$1.42	$1.52	(7)%
Basic earnings per share	$1.43	$1.53	(7)%

Per-share amounts – net earnings
Diluted earnings per share	$1.37	$1.51	(9)%
Basic earnings per share	$1.37	$1.52	(10)%

Total average equivalent shares
Diluted shares	9,989	10,266	(3)%
Basic shares	9,965	10,230	(3)%

Dividends declared per share	$0.93	$0.84	11%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See note 1 to the 2007 consolidated financial statements at www.ge.com/annual07 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in millions)	2008	2007	V %	2008	2007	V %

Revenues
Technology Infrastructure	$11,450	$10,549	9	$33,761	$30,309	11
Energy Infrastructure	9,769	7,386	32	27,164	21,251	28
Capital Finance	17,292	16,979	2	52,242	48,447	8
NBC Universal	5,073	3,756	35	12,539	10,865	15
Consumer & Industrial	2,989	3,163	(6)	8,990	9,337	(4)
Total segment revenues	46,573	41,833	11	134,696	120,209	12
Corporate items and eliminations	661	679	(3)	1,606	3,746	(57)
Consolidated revenues from continuing
operations	$47,234	$42,512	11	$136,302	$123,955	10

Segment profit (a)
Technology Infrastructure	$1,900	$1,869	2	$5,657	$5,408	5
Energy Infrastructure	1,425	1,086	31	4,074	3,016	35
Capital Finance	2,020	3,021	(33)	7,602	9,080	(16)
NBC Universal	645	589	10	2,266	2,184	4
Consumer & Industrial	47	255	(82)	329	780	(58)
Total segment profit	$6,037	$6,820	(11)	$19,928	$20,468	(3)

Corporate items and eliminations	(39)	(600)	94	(1,290)	(1,403)	8
GE interest and other financial charges	(525)	(473)	(11)	(1,681)	(1,428)	(18)
GE provision for income taxes	(996)	(636)	(57)	(2,735)	(2,007)	(36)

Earnings from continuing operations	$4,477	$5,111	(12)	$14,222	$15,630	(9)

Earnings (loss) from discontinued
operations, net of taxes	$(165)	448	U	(534)	(118)	U

Consolidated net earnings	$4,312	$5,559	(22)	$13,688	$15,512	(12)

(a)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team.  Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Technology Infrastructure, Energy Infrastructure, NBC Universal and Consumer & Industrial; included in determining segment profit, which we sometimes refer to as “net earnings,” for Capital Finance.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in millions)	2008	2007	V %	2008	2007	V %

Technology Infrastructure
Revenues	$11,450	$10,549	9	$33,761	$30,309	11

Segment profit	$1,900	$1,869	2	$5,657	$5,408	5

Revenues
Aviation	$4,841	$4,240	14	$14,084	$11,770	20
Enterprise Solutions	1,192	1,137	5	3,532	3,192	11
Healthcare	4,191	4,062	3	12,569	12,002	5
Transportation	1,256	1,109	13	3,606	3,344	8

Segment profit
Aviation	$834	$736	13	$2,523	$2,263	11
Enterprise Solutions	187	193	(3)	503	462	9
Healthcare	634	692	(8)	1,909	2,021	(6)
Transportation	255	253	1	750	684	10

Energy Infrastructure
Revenues	$9,769	$7,386	32	$27,164	$21,251	28

Segment profit	$1,425	$1,086	31	$4,074	$3,016	35

Revenues
Energy	$7,392	$5,357	38	$20,367	$15,534	31
Oil & Gas	1,891	1,699	11	5,321	4,668	14

Segment profit
Energy	$1,109	$818	36	$3,241	$2,410	34
Oil & Gas	305	237	29	721	528	37

Capital Finance
Revenues	$17,292	$16,979	2	$52,242	$48,447	8

Segment profit	$2,020	$3,021	(33)	$7,602	$9,080	(16)

Revenues
CLL	$6,547	$6,862	(5)	$20,525	$19,859	3
Energy Financial Services	1,261	832	52	3,020	1,573	92
GECAS	1,265	1,195	6	3,690	3,660	1
GE Money	6,540	6,153	6	19,481	18,246	7
Real Estate	1,679	1,937	(13)	5,526	5,109	8

Segment profit
CLL	$394	$905	(56)	$2,005	$2,633	(24)
Energy Financial Services	306	255	20	606	501	21
GECAS	285	274	4	955	960	(1)
GE Money	791	947	(16)	2,832	3,306	(14)
Real Estate	244	640	(62)	1,204	1,680	(28)

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)	Consolidated		GE(a)		Financial Services (GECS)
Assets	9/30/2008	12/31/07	9/30/2008	12/31/07	9/30/2008	12/31/07
Cash & marketable securities	59.8	61.0	3.8	7.0	56.3	54.4
Receivables	22.4	22.3	14.8	15.1	–	–
Inventories	14.7	12.9	14.6	12.8	0.1	0.1
GECS financing receivables – net	413.2	376.1	–	–	421.8	384.1
Property, plant & equipment – net	80.1	77.9	14.3	14.1	65.8	63.7
Investment in GECS	–	–	55.7	57.7	–	–
Goodwill & intangible assets	98.7	97.3	68.1	67.3	30.5	29.9
Other assets	139.5	139.3	43.6	40.7	102.7	105.5
Assets of discontinued operations	1.2	8.9	–	0.1	1.2	8.8

Total assets	$829.6	$795.7	$214.9	$214.8	$678.4	$646.5

Liabilities and equity
Borrowings	548.7	514.1	14.4	15.8	536.4	500.9
Insurance contracts, insurance liabilities
and insurance annuity benefits	34.5	34.1	–	–	34.9	34.4
Other liabilities & minority interest	133.2	129.9	88.0	83.1	50.7	51.8
Liabilities of discontinued operations	0.9	2.0	0.2	0.3	0.7	1.7
Shareowners' equity	112.3	115.6	112.3	115.6	55.7	57.7

Total liabilities and equity	$829.6	$795.7	$214.9	$214.8	$678.4	$646.5

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
September 30, 2008 information is unaudited.  Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See note 1 to the 2007 consolidated financial statements at www.ge.com/annual07 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to industrial segment earnings, excluding Consumer & Industrial (“C&I”) for the three months ended September 30, 2008, compared with the three months ended September 30, 2007; Industrial organic revenue growth for the three months ended September 30, 2008, compared with the three months ended September 30, 2007; total organic revenue growth for the three months ended September 30, 2008, compared with the three months ended September 30, 2007; return on average total capital (ROTC), which is calculated using average total shareowners’ equity, excluding effects of discontinued operations; and growth in industrial cash from operating activities (Industrial CFOA) for the nine months ended September 30, 2008, compared with the nine months ended September 30, 2007. The reconciliations of these measures to the most comparable GAAP measure follows.

(Dollars in millions)	Three months ended September 30
Industrial Segment Earnings, Excluding C&I	2008	2007	V %

Technology Infrastructure	$1,900	$1,869
Energy Infrastructure	1,425	1,086
NBC Universal	645	589
Industrial segment earnings, excluding C&I	3,970	3,544	12%
C&I	47	255
Total Industrial segment earnings	$4,017	$3,799	6%

We believe that providing the results for the industrial businesses, excluding C&I, is useful to investors because, as previously announced, we are considering strategic options for C&I.

	Three months ended September 30
Industrial Organic Revenue Growth – Continuing Operations	2008	2007	V %

Revenues as reported	$29,527	$25,154	17%
Less the effects of
Acquisitions, business dispositions (other than dispositions of
businesses acquired for investment) and currency exchange rates	885	103
The 2008 Olympics broadcasts	1,020	–
Revenues excluding the effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment), currency exchange rates and the 2008 Olympics broadcasts
(organic revenues)	$27,622	$25,051	10%

	Three months ended September 30
Organic Revenue Growth – Continuing Operations	2008	2007	V %

Revenues as reported	$47,234	$42,512	11%
Less the effects of
Acquisitions, business dispositions (other than dispositions of
businesses acquired for investment) and currency exchange rates	2,893	492
The 2008 Olympics broadcasts	1,020	–
Revenues excluding the effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment), currency exchange rates and the 2008 Olympics broadcasts
(organic revenues)	$43,321	$42,020	3%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions, currency exchange rates and the 2008 Olympics broadcasts for comparison of current period results with the corresponding period of the prior year. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends, and the 2008 Olympics broadcasts, which if included would overshadow trends in ongoing revenues. We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies. Management recognizes that the term “organic revenue growth” may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

Average Total Shareowners’ Equity, Excluding Effects of	September 30
Discontinued Operations (a)	2008

Average total shareowners’ equity (b)	$114,949
Less the effects of
Cumulative earnings from discontinued operations	–
Average net investment in discontinued operations	(563)
Average total shareowners’ equity, excluding effects
of discontinued operations (a)	$115,512

(a)
Used for computing ROTC.  For GE, ROTC is earnings from continuing operations plus the sum of after-tax interest and other financial charges and minority interest, divided by the sum of the averages of total shareowners’ equity (excluding effects of discontinued operations), borrowings, mandatorily redeemable preferred stock and minority interest (on a 12-month basis, calculated using a five-point average).

(b)	On a 12-month basis, calculated using a five-point average.

Our ROTC calculation excludes earnings (losses) of discontinued operations from the numerator because U.S. GAAP requires us to display those earnings (losses) in the Statement of Earnings. We exclude the cumulative effect of earnings (losses) of discontinued operations from the denominator in our ROTC calculation (1) for each of the periods for which related discontinued operations were presented, and (2) for our average net investment in discontinued operations since July 1, 2005.  Had we disposed of these operations before July 1, 2005, we would have applied the proceeds to reduce parent-supported debt at GE Capital. However, since parent-supported debt at GE Capital was retired by June 30, 2005, we have assumed that we would have distributed the proceeds after that time to shareowners through share repurchases, thus reducing average total shareowners’ equity. Our calculation of average total shareholders’ equity may not be directly comparable to similarly titled measures reported by other companies. We believe that it is a clearer way to measure the ongoing trend in return on total capital for the continuing operations of our businesses given the extent that discontinued operations have affected our reported results. We believe that this results in a more relevant measure for management and investors to evaluate performance of our continuing operations, on a consistent basis, and to evaluate and compare the performance of our continuing operations with the ongoing operations of other businesses and companies.

	Nine months ended September 30
Growth in Industrial CFOA	2008	2007	V %

Cash from GE’s operating activities as reported	$13,635	$16,667	(18)%
Less dividends from GECS	2,291	5,871
Cash from GE’s operating activities excluding dividends
from GECS (Industrial CFOA)	$11,344	$10,796	5%

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECS. This includes the effects of intercompany transactions, including GECS services for material procurement, trade receivables management and factoring; buildings and equipment leasing by GE from GECS; information technology and other services sold to GECS by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECS from third-party producers for lease to others; medical equipment manufactured by GE that is leased by GECS to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECS dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements filed in our Form 10-Q of the Financial Services (GECS) cash flows statement. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.